Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares of West Fraser Timber Co. Ltd., a British Columbia corporation, and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 3rd day of February, 2022.

BANASINO INVESTMENTS LIMITED

By:	/s/ Michael Ioannou
Name:	Michael Ioannou
Title:	Director

By:	/s/ Lambros George Hajigeorghi
Name:	Lambros George Hajigeorghi
Title:	Director

LUDA STIFTUNG

By:	/s/ Dr. Matthias K. Müller
Name:	Dr. Matthias K. Müller
Title:	Board Member

By:	/s/ Ernst Blöchlinger
Name:	Ernst Blöchlinger
Title:	Board Member

ECCM BANK PLC

By:	/s/ Patrick J. Galea
Name:	Patrick J. Galea
Title:	Director

By:	/s/ Anthony C. Schembri
Name:	Anthony C. Schembri
Title:	CEO and Managing Director